                                                           EX. 99-B.8.34
                             SECOND AMENDMENT TO SERVICE CONTRACT
                                                             BETWEEN
                                           ING FINANCIAL ADVISERS, INC.
                                                                 AND
                                 FIDELITY DISTRIBUTORS CORPORATION

This Second Amendment to Service Contract, effective as of April 1, 2006, modifies the Service
Contract with respect to Initial Class, Service Class and Service Class 2 shares entered into by and between FIDELITY DISTRIBUTORS CORPORATION and ING FINANCIAL ADVISERS, INC.
dated as of June 2003, as amended on April 1, 2005.

The parties do hereby agree to amend the Service Contract by replacing the FEE SCHEDULE FOR
QUALIFIED RECIPIENTS with the revised fee schedule, attached.

IN WITNESS WHEREOF, the parties have sent their hands below.

ING FINANCIAL ADVISERS, INC.
An affiliate of ING Life Insurance and Annuity Company (f/k/a Aetna Life Insurance and Annuity
Company), ING Insurance Company of America (f/k/a Aetna Insurance Company of America),
ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, (f/k/a ReliaStar
Bankers Security Life Insurance Company), Security Life of Denver, Southland Life of Denver and
Golden American Life Insurance Company (together “Affiliates”)

By: /s/	Shaun P. Mathews

Name:	Shaun P. Mathews
Title:	Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

/s/ Bill Loehning

Bill Loehning
Executive Vice President

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                                                                              FEE SCHEDULE FOR QUALIFIED RECIPIENTS

                                                                            Variable Insurance Products Fund - All Portfolios
                                                                           Variable Insurance Products Fund II - All Portfolios
                                                                          Variable Insurance Products Fund III - All Portfolios

           (1)               Those who have signed the Service Contract and who render distribution, administrative support and recordkeeping services as described in paragraph 1 of the Service Contract will hereafter be referred to as "Qualified
Recipients.

            (2)                A Qualified Recipient providing services pursuant to the Service Contract will be paid a monthly fee at an annualized rate of: (a) __ basis points of the average aggregate net assets of its clients invested in Service Class shares of the Funds referenced above; plus (b) __ basis points of the average aggregate net assets of its clients invested in Service
Class 2 shares of the Funds referenced above.

(3)	(a) In addition, a Qualified Recipient providing services pursuant to the Service Contract will also be paid quarterly fees at annualized rates of :
(i) ______(__ basis points) of the average aggregate net assets of its clients invested in Initial Class shares of the Funds referenced above, excluding the Money Market and Index 500 Portfolios; plus
(ii) _____(__ basis points) of the average aggregate net assets of its clients invested in Service
Class and Service Class 2 shares of the Funds referenced above, excluding the Money Market and
Index 500 Portfolios; plus
(iii) _____(__ basis points) of the average aggregate net assets of its clients invested in all shares classes of the Index 500 Portfolio; plus
(b) Further, Qualified Recipient providing services pursuant to the Service contract and trading the
SmartDesign, ING Golden Select and Master Feeder program products separately or submitting to FDC within 10 das following the end of each quarter, a statement setting forth for reach subject calendar quarter the average aggregate net sets invested in the SmartDesign, ING Golden Select and Master Feeder
program products and any such additional document supporting its fees hereunder as FDC may reasonably request, will be paid an additional quarterly fee at a annualized rate of;
(i) ______(__ basis points) of the average aggregate net assets of its clients invested in Service
Class 2 shares through ING Golden Select and SmartDesign product, excluding the Money Market and Index 500 Portfolios; plus
(ii) ______ (__ basis points) of the average aggregate net assets of its clients invested in Service Class
2 shares through the Master Feeder Program, excluding the Money Market and Index 500
Portfolios.
(c) In order to be eligible to receive full payment under this paragraph (3) for a given calendar quarter,
Qualified Recipient must have insurance company clients with a minimum of $100 million of average net assets in the aggregate in the Funds listed below. For any calendar quarter during which assets in these Funds are in the aggregate less than $100 million, the amount of qualifying assets may be considered to be zero for the purpose of computing the payments due under this paragraph (3), and the payments under this paragraph (3) may be reduced or eliminated.

                    Variable Insurance Product Funds' Portfolios: Equity-Income, Growth, Overseas, Asset Manager,
                    Contrafund, Asset Manager: Growth, Growth Opportunities, Balanced, Growth & Income, Mid Cap,
                    Dynamic Capital Appreciation, Aggressive Growth, Value, Value Strategies & Real Estate.

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